CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.23

MANUFACTURING SUPPLY AGREEMENT

This Manufacturing Supply Agreement (the “Agreement”), effective as of July 1, 2004 (the “Effective Date”), is made by and between Organichem Corporation, a Delaware corporation with its principal place of business at 33 Riverside Avenue, Rensselaer, New York 12144-2900 (“Organichem”), Organichem’s parent company, Albany Molecular Research, Inc., a Delaware corporation with its principal place of business at 21 Corporate Circle, Albany, New York 12203-5154 (“AMRI”), and Telik, Inc., a Delaware corporation with its principal place of business at 3165 Porter Drive, Palo Alto, California 94304-1213 (“Telik”).

BACKGROUND

Telik, Organichem, and AMRI have collaborated on the development and manufacture of Telik’s product, TLK286, and Organichem and AMRI have developed for the benefit of Telik intellectual property relating thereto. Telik desires to engage Organichem to perform manufacturing services for Telik, and Organichem desires to accept such engagement on the terms and conditions set forth in this Agreement, including the Exhibits which are attached hereto and incorporated herein by reference. AMRI is a party to this Agreement for the limited purpose of confirming Telik’s ownership of certain intellectual property related to the Product and related purposes, as set forth in detail in Section 14 below, which are a material condition to this Agreement. For the avoidance of doubt, AMRI shall not be responsible for the obligations of Organichem hereunder except as provided by law, such as, for example, in an alter ego action involving Organichem.

NOW, THEREFORE, Organichem, AMRI, and Telik hereby agree as follows:

Definitions:

“Adverse Event” means any unexpected or potentially dangerous reaction to the Product or Telik Product.

“AMRI Developments” means all developments, improvements, processes and the like that are related to the Product or its manufacture, whether or not patentable and whether or not in writing, that have been conceived or first reduced to practice by AMRI during the course of its relationship with Telik prior to the Effective Date of this Agreement.

“cGMPs” means the then-current good manufacturing practices required by the FDA for the manufacture and testing of pharmaceutical materials, and any applicable, comparable laws or regulations in jurisdictions outside the U.S.

“Changed Services” means Services which have been changed or clarified.

“Claims” means all third-party claims, damages, liabilities, losses, costs and expenses.

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“Deliverables” means all products, services, information, reports, and data that Organichem is responsible for providing Telik under this Agreement, and consists of Product-Related Deliverables and Other Deliverables.

“Facility” means Organichem’s manufacturing facility located at the address first stated above.

“FDA” means the U.S. Food and Drug Administration and its constituent agencies.

“General Developments” means all developments, improvements, processes and the like, whether or not patentable and whether or not in writing, that are conceived or first reduced to practice by Organichem in the course of performing the Services under this Agreement, which [*] to the [*] of Organichem and do not fall within the definition of “Organichem Developments” below.

“MNA” means the Mutual Non-Disclosure Agreement dated March 20, 2002 among the parties hereto and various other parties.

“Organichem Developments” means all developments, improvements, processes and the like that are [*], whether or not patentable and whether or not in writing, that are conceived or first reduced to practice by Organichem in the course of performing the Services under this Agreement, and all developments, improvements, processes and the like that are [*], whether or not patentable and whether or not in writing, that have been conceived or first reduced to practice by Organichem during the course of its relationship with Telik prior to the Effective Date of this Agreement.

“Other Deliverables” means all Deliverables other than Product-Related Deliverables.

“Product” means any form of TLK286.

“Product-Related Deliverables” means Deliverables related to the manufacture of the Product.

“Quality Agreement” means a memorandum of understanding prepared by Telik and Organichem regarding quality assurance.

“Recall” means any voluntary or involuntary action to temporarily or permanently remove any Product or Telik Product from commerce.

“Required Change” means any specification or manufacturing process change that is required by the FDA or other regulatory body.

“Seizure” means the impounding or restriction of movement of any Product or Telik Product by regulatory or government action.

“Services” means all services of any character provided by Organichem under this Agreement, including Changed Services.

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“Telik Materials” means the materials specified in Exhibit 1, which may be revised at any time in accordance with this Agreement.

“Telik Product” means any product incorporating the Product.

“Telik Technology” means all proprietary technology of Telik necessary to or desirable in providing the Services, in which Telik possesses a right to sublicense the same to Organichem.

1.	Purchase and Sale of Services.

1.1    Services. During the term of this Agreement, Organichem shall provide to Telik, and Telik shall purchase from Organichem, services relating to (a) the manufacture of the Product for clinical uses; (b) validation of the manufacturing process for the Product in accordance with a mutually approved validation protocol; (c) commercial manufacture of Product according to the validated manufacturing process in quantities forecast by Telik in accordance with Section 1.3; and (d) associated services as mutually agreed to. All Product produced under this Agreement shall be manufactured in accordance with cGMPs. The Services shall be performed at the Facility or at such other facility upon which the parties may agree in a signed writing. Organichem shall not subcontract any Services or utilize another facility without Telik’s prior written consent, which shall not be unreasonably withheld.

1.2    Changed Services. Either Telik or Organichem may request Changed Services. If Telik is the requesting party, Telik will provide Organichem with a written request for the change, signed by an authorized representative of Telik, with a detailed explanation of the requested change. Upon receipt of such a request, Organichem shall provide Telik with a written statement describing in detail any associated increases or decreases in costs and any changes in the timelines provided in this Agreement. No Changed Services shall be performed by Organichem without the prior written consent of both parties’ authorized representatives. All Changed Services to which the parties consent shall be subject to all of the provisions of this Agreement, other than any provisions that they expressly supersede. Each party shall bear any costs associated with its preparation or review of a request for Changed Services.

1.3    Forecasts and Ordering. By the last day of each calendar quarter, Telik shall provide Organichem with a forecast containing: (a) a purchase order for Product to be manufactured during the [*] calendar quarters thereafter (the purchase order for the [*] quarters having been issued with the previous forecast, on an ongoing basis), which shall constitute an affirmative obligation for Telik to purchase and for Organichem to manufacture (subject to Section 1.4 below) such Product; and (b) a forecast for the following [*] quarters, which shall constitute Telik’s good faith estimate of expected purchases of Product, but shall not constitute an obligation to manufacture or purchase the Product. The purchase order shall be for a quantity not less than [*] of the forecast for such quarter made one quarter before. For the avoidance of doubt and by way of

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example, on or prior to any September 30 during the term of this Agreement, Telik will address the then upcoming year as follows:

[*]

1.4    Capacity and Production. Organichem shall use its best efforts to make available sufficient capacity for performance of the Services and to manufacture Product in accordance with purchase orders issued in accordance with Section 1.3. If any purchase order is for greater than [*] of the forecast for such quarter made one quarter before, Organichem shall only be obliged to manufacture [*] of such forecast, but shall use reasonable efforts to supply amounts in excess of that quantity. If Organichem expects it will be unable to deliver Product to meet the purchase orders or the forecast for any reason, including without limitation plant capacity constraints, it shall promptly notify Telik and the parties shall discuss appropriate steps to alleviate such expected inability to deliver. Telik shall have the right to alleviate any reasonably expected inability to deliver by purchases from third parties notwithstanding the minimum purchase obligations of Telik under Article 5, in the manner provided in Section 21. If in any quarter Organichem has a production shortfall of at least [*], except to the extent such shortfall is excused pursuant to Section 21, and then in the next quarter either has any production shortfall or fails to make up the production shortfall for the previous quarter, Organichem shall reduce the price per kilogram for Product for deliveries in the following [*] quarters by [*].

2.	Materials.

2.1    Telik Materials. Telik will provide to Organichem, at Telik’s expense, the Telik Materials, which are required for Organichem to perform the Services. The Telik Materials shall be provided in a manner and according to [*]. Telik will deliver all Telik Materials to the Facility and will be responsible for all freight, insurance and other costs of transport. Organichem shall receive, store, test, and release the Telik Materials against mutually approved specifications and in accordance with cGMPs. The Telik Materials and their specifications may be revised at any time by mutual agreement. The parties acknowledge that at the time of entering this Agreement the long-term stability of the Telik Materials has not been established and Organichem shall not be held responsible for decomposition of the Telik Materials unless the decomposition was caused by Organichem’s failure to comply with the terms of this Agreement.

2.2    Ownership, Use and Replacement of Telik Materials. Telik shall retain sole ownership of all Telik Materials. Organichem may use the Telik Materials only for purposes of performing its obligations under this Agreement. Following termination of this Agreement, Organichem, if requested by Telik, and at Telik’s expense, shall promptly return to Telik any remaining Telik Materials. If any Telik Materials suffer loss or damage, including loss in manufacture of Product, due to Organichem’s negligence or wrongful acts or omissions while in Organichem’s possession, custody or control (including, without limitation, any failure by Organichem to adhere to agreed processes

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or the terms of this Agreement), [*] for such Telik Materials. With respect to loss or damage to Telik Materials occurring other than as a result of Organichem’s negligence or wrongful acts or omissions: (a) if the loss occurs in the course of [*] shall be responsible for replacing the affected Telik Materials, or (b) if the loss occurs in the course of [*], or if the loss occurs at [*] during this Agreement [*], then [*] for the affected Telik Materials. For the purpose of this section, the period during which [*] shall be considered to end on the date on which the [*] either has successfully [*] as compared to [*] or is no longer being [*].

2.3    Other Materials. Organichem shall purchase all raw materials other than Telik Materials that are necessary for performance of the Services. All such raw materials shall be purchased at Organichem’s expense. Organichem shall receive, test, and release all such raw materials against mutually approved specifications.

3.	Technology Transfer. Telik hereby grants to Organichem a non-exclusive, non-transferable, royalty-free license to all Telik Technology for the sole purpose of performing the Services on behalf of Telik. Telik will transfer the Telik Technology, without charge, to Organichem by providing written materials and assistance of Telik personnel as may be reasonably requested by Organichem. All information and technology licensed, sublicensed or provided to Organichem hereunder shall be subject to the confidentiality provisions of Article 13.

4.	Deliverables, Specifications, Acceptance, Rejection, Rework.

4.1    Product-Related Deliverables. Product-Related Deliverables to be provided to Telik hereunder are identified in Exhibit 2. Organichem shall provide a copy of the Master Batch Records for the Product to Telik promptly after each approved revision, and shall provide the remaining Product-Related Deliverables other than the Product to Telik at the time specified in Exhibit 2.

4.2    Other Deliverables. Other Deliverables shall be provided to Telik in accordance with mutually agreed procedures.

4.3    Specifications, Revision, Rework. The Product shall conform to the specifications set forth in Exhibit 3 (as they may be revised in accordance with this Section 4.3) and the warranties of Section 18.1. Telik and Organichem may revise these specifications and/or the manufacturing process on mutual written consent (not to be unreasonably withheld) except that neither party may withhold its consent to any Required Change. Organichem shall advise Telik if the implementation of any change to the specifications or manufacturing process will result in material additional costs or cost reductions for Product manufacture and any increase in Product price that Organichem seeks if such change is implemented. Neither party shall be obliged to implement a change resulting in material additional costs, other than a Required Change, unless Telik and Organichem agree on any Product price increase associated with it. For any Required Change, Telik and Organichem shall [*] any [*], or any [*] sought by [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Organichem shall conduct any rework or reprocessing of Product or components thereof only in accordance with procedures that are referenced in the specifications and master batch records and permitted under any New Drug Application for the Product.

4.4    Acceptance. For each lot of Product, Telik shall, within [*] days of its receipt of the Product-Related Deliverables other than Product, complete its review of the same. If the Product-Related Deliverables are reasonably acceptable to Telik, Telik shall accept the Product. Telik shall provide written reasons for non-acceptance of any Product, and Telik and Organichem shall then cooperate to determine whether non-acceptance is justified. Once Telik provides notice of acceptance of the Product to Organichem, Organichem shall provide Product to the shipper designated by Telik, at the Facility. Title to and the risk of loss and damage of the Product shall pass to Telik upon acceptance by such shipper. [*] shall be responsible for arranging and paying for all freight, insurance and other costs, expenses, fees, duties and charges of whatever kind arising from and after such time [*].

4.5    Rejection. Notwithstanding Telik’s acceptance of Product under Section 4.4, Telik may subsequently reject Product for breach of Organichem’s warranties under Section 18.1 by giving written notice to Organichem specifying the basis for the rejection, upon which the parties will cooperate to determine whether such rejection is justified. Organichem will notify Telik promptly whether it accepts Telik’s basis for such rejection. If Telik and Organichem disagree whether the Product complies with the warranties, they will submit an agreed sample of the Product to an independent qualified laboratory, mutually agreed upon by Telik and Organichem, for analysis and a determination whether it complies with the warranties. Both parties shall be bound by the results of such independent review, the cost of which shall be borne by the party against whom the independent reviewer rules; and Telik shall purchase any lot of Product that independent review determines to comply with the warranties, whether or not Organichem has already made a replacement lot.

4.6    Manufacture of Replacement Product. If Product is not accepted or is rejected by Telik and the non-acceptance or rejection is agreed to by Organichem or upheld by any independent review requested by Organichem under Section 4.5, Organichem shall refund any monies paid by Telik for such Product, and credit Telik with Telik’s cost of Telik Materials used in such Product. Following any such non-acceptance or rejection, Telik may (but shall not be obliged to) request that Organichem propose a plan to either remanufacture or rework (at Organichem’s option) the affected Product. Organichem shall promptly propose such a plan, which will include a time table for production and sufficient detail to enable Telik to evaluate the feasibility of the plan. Upon Telik’s acceptance of the plan to remanufacture or rework, as the case may be, Organichem shall use its best efforts to rework the Product or manufacture replacement Product as soon as possible in accordance with Section 4.3 above. Unaccepted and rejected Product: (a) shall be returned to Organichem at its expense and in the form such Product exists at the time; and (b) shall not count toward the satisfaction of any production requirements of

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Organichem herein, including those set forth in Section 1.4, or serve as the basis for any failure by Telik to meet any of its purchase requirements herein.

4.7    Quality Agreement. Telik and Organichem shall jointly prepare the Quality Agreement.

5.	Minimum Purchase Requirements and Price.

5.1    Minimum Purchases. During [*] and [*], Telik shall purchase from Organichem at least [*] of its requirements for Product to be consumed in the United States. Beginning in [*], and continuing until a [*] following the date on which the FDA approves the commercial sale of the Product in the United States for any purpose, Telik shall purchase from Organichem at least [*] of its requirements for Product to be consumed in the United States. These minimum purchase percentages: (a) will be measured on the basis of [*], or for the final period, on the basis of the partial [*] commencing [*] in which the above, [*] period ends, and (b) will [*] the consideration of Product manufactured by any alternate manufacturer for the purpose of [*], even if such Product is ultimately used for [*].

5.2    Payment for Product and Alternate Manufacturing. Telik shall pay Organichem for Product in accordance with purchase orders under Section 1.3, and for other Services as mutually agreed. The price for Product for the period ending [*] shall be as in Exhibit 4, as reduced in accordance with part F of Exhibit 4 if Organichem does not perform one or both of the early reaction steps described in that part F. Telik and Organichem shall meet no later than [*] to renegotiate in good faith the price applicable for the [*] months starting on [*], and the parties will strive to reach a complete agreement on price no later than [*]. The parties will follow this process annually thereafter, meeting no later than [*], and setting a price by [*], of each successive year. During any such renegotiation, and at any time prior to the date on which Telik and Organichem reach an agreement on the new price as evidenced in a writing signed by those parties, Telik may introduce a bona fide price for the Product offered in writing by an alternate manufacturer (including any purchaser or transferee referred to in Section 23.2). For the avoidance of misunderstanding, a bona fide price for the Product shall mean the alternate manufacturer shall: (a) have produced for Telik a batch compliant with cGMPs to be used as a basis for FDA registration, and (b) be ready and able to enter into an agreement with Telik having substantially similar terms and conditions to those in this Agreement and accompanying Exhibits. If the bona fide price is not based on the same manufacturing process then employed by Organichem to produce the Product, then Organichem may offer to Telik a counterproposal based on an alternative process, which Telik will consider in good faith. If Organichem is unable to match or beat that offered price, or if the counterproposal is not acceptable to Telik, then the minimum purchase obligation percentage identified above shall continue in effect through [*] of the following year, shall reduce to [*] from [*] to [*] of that year, and shall not apply (i.e. reduce to [*]) thereafter.

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5.3    Payment for Services. Organichem may issue an invoice for Services at any time after all Deliverables for such Services have been provided to Telik. Payment for Services shall be due within [*] of the date of Telik’s receipt of the applicable Organichem invoice.

6.	Taxes. Organichem shall be responsible for all national, state and/or local sales, use, value-added or other taxes or fees that Organichem may be required to pay or to collect for the manufacture and/or profit it realizes under this Agreement.

7.	Record- and Sample-Keeping, and Telik Audit and Visits. Organichem shall maintain and retain all standard operating procedures, quality assurance manufacturing records, validation records, batch production records and other records related to the performance of the Services, and samples of starting materials, reagents, intermediates, and Product, as required by the laws, rules, regulations and guidelines of the FDA and other applicable regulatory authorities, and until such time as Telik approves the destruction or transfer to Telik of such records in a signed writing designating the material to be destroyed or transferred, which approval shall not be unreasonably withheld. Telik personnel, and Telik designees reasonably acceptable to Organichem, shall have the right to review and copy such records at the Facility during regular business hours upon reasonable notice. Telik personnel, or Telik designees reasonably acceptable to Organichem, shall have the right to be present at the Facility during preparation for and manufacture of Product, subject to the reasonable control of Organichem.

8.	Compliance with Law. Organichem shall comply with and shall obtain and maintain at its expense all approvals, licenses and permits required by all applicable U.S. laws, regulations and guidelines in the provision of Services and Product hereunder, including, without limitation, cGMPs and those laws, regulations and guidelines relating to employee safety and health and environmental protection and stewardship.

9.	Safety And Waste-Handling Procedures. Organichem shall be responsible for maintaining safety procedures for the handling and/or manufacture of Telik Materials, other raw materials, intermediates, and the Product and for the generation, treatment, storage, and disposal of wastes relating thereto, all of which shall comply with all U.S. federal, state, and local environmental and occupational safety and health requirements. Telik shall have the right to audit and comment on such procedures upon reasonable prior written notice to Organichem.

10.

Regulatory Matters. Organichem shall be responsible for the documentation, validation, quality and regulatory matters and associated costs related to the performance of the Services. Telik shall be responsible for the documentation, regulatory matters, and costs relating to the filing of applications for regulatory and marketing approval for the Product, and shall own such applications and approvals. At [*] expense, Organichem shall assist Telik in the preparation of such applications, and shall participate in any meetings, provide required documentation, submit other filings, and perform other activities as required to become approved by appropriate regulatory authorities as a

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manufacturer of the Product. Organichem shall, at [*] expense, participate with Telik in joint preparatory activities for regulatory inspections. Organichem shall notify Telik of any regulatory inspections that may bear on the Product, where practicable sufficiently in advance of such inspection to permit Telik to attend. This Section 10 shall apply to the performance of the Services, and to the regulatory and marketing approval for the Product, in the U.S. and, only upon the further written agreement of the parties, on a country-by-country basis outside the U.S.

11.	Warranties and Disclaimers. EXCEPT FOR THE WARRANTIES PROVIDED IN SECTION 18, NO PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, BY STATUTE OR IN WRITING, REGARDING THE SERVICES, THE TELIK MATERIALS OR THE PRODUCT, INCLUDING WITHOUT LIMITATION ANY WARRANTY REGARDING THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR THEIR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF A PARTY HERETO, THAT ARE INCONSISTENT HEREWITH, SHALL BE DISREGARDED AND SHALL NOT BE BINDING ON SUCH PARTY. Nothing in this Section 11 is intended as a limit on the obligations of indemnification under Section 16 or recall under Section 17.

12.	Limitations on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY OR ITS AFFILIATES FOR LOST PROFITS OR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM ANY BREACH OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY BREACH OF A WARRANTY CONTAINED HEREIN OR OF ANY OBLIGATION TO PERFORM SERVICES AND/OR TO PROVIDE DELIVERABLES BY A SPECIFIED TIME. Liability of the parties hereunder to each other (except for the obligations of indemnification under Section 16, for recall, seizure, or adverse events under Section 17, and for any acts constituting willful misconduct) shall be limited to [*] or [*], whichever is less.

13.	Confidentiality and Non-use of Information. The conditions of confidentiality and non-use of information shall be governed by the MNA. Notwithstanding anything to the contrary in the MNA, and notwithstanding the enforceability or unenforceability of the MNA as to any party to the MNA that is not a party to this Agreement, the MNA shall continue in full force and effect as to the parties to this Agreement until the later of March 20, 2007 or [*] years following any expiration or termination of this Agreement. Without limiting the MNA: (a) the content and existence of this Agreement will be treated as Confidential Information and (b) where a party is required by securities laws to disclose the existence of this Agreement or any content, such party will use reasonable efforts to seek confidential treatment and otherwise limit the disclosure to the maximum extent possible, and the other parties will cooperate fully in this effort.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.	Intellectual Property.

14.1    Infringement of Third Party Rights. In the event that any party becomes aware of any technology used in the manufacture of Product that may infringe the rights of one or more third parties, such party shall promptly notify the others. The parties shall reasonably cooperate in evaluating and resolving any such situation.

14.2    Ownership of Organichem Developments. Organichem Developments shall be solely owned by Telik, and Organichem by this Agreement assigns all of its rights, title and interest therein to Telik. Organichem shall promptly disclose all Organichem Developments to Telik, in writing, and shall provide such further information with regard thereto as Telik may reasonably request. Organichem shall not publish or otherwise make public any Organichem Developments without Telik’s prior written consent. At Telik’s expense, Organichem shall execute all documents and do all things that may be reasonably required in order to transfer to Telik, and to protect, Telik’s rights in Organichem Developments. Organichem shall ensure that appropriate, enforceable contracts, including without limitation assignments of inventions and nondisclosure agreements, with employees and permitted subcontractors and other third parties, are in place to protect Telik against the loss of its intellectual property and the disclosure of its confidential information and trade secrets.

14.3    Ownership of AMRI Developments. AMRI Developments shall be solely owned by Telik, and AMRI by this Agreement assigns all of its rights, title and interest therein to Telik. AMRI shall promptly disclose all AMRI Developments to Telik, in writing, and shall provide such further information with regard thereto as Telik may reasonably request. AMRI shall not publish or otherwise make public any AMRI Developments without Telik’s prior written consent. At Telik’s expense, AMRI shall execute all documents and do all things that may be reasonably required in order to transfer to Telik, and to protect, Telik’s rights in AMRI Developments.

14.4    Ownership of General Developments. General Developments shall be solely owned by Organichem, subject to the license in Section 14.5 below. Organichem shall promptly disclose all General Developments to Telik, in writing, and shall provide such further information with regard thereto as Telik may reasonably request. Telik shall not publish or otherwise make public any General Developments without Organichem’s prior written consent.

14.5    Use of Organichem/AMRI Intellectual Property. Organichem shall not use any intellectual property owned or controlled by Organichem or AMRI in the performance of Services under this Agreement without first informing Telik in writing and receiving Telik’s written approval. Organichem and AMRI, by this Agreement, grant Telik an irrevocable, non-exclusive, fully-paid worldwide license, with the right to sublicense, under all such Organichem and AMRI intellectual property (including without limitation General Developments) solely to make, have made, use, import, sell, and offer for sale Product and any products incorporating the Product.

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15.	Insurance. Organichem represents and warrants that it presently maintains and shall continue to maintain during the term of this Agreement, at its own cost and expense, insurance against the risks associated with its performance of the Services that is commercially reasonable as to terms, coverage, and coverage limits in view of the scope of its activities and obligations under this Agreement, with the minimum coverages as follows: (i) worker’s compensation insurance in compliance with the worker’s compensation laws of the State of New York, and employer’s liability insurance with respect to employees, with a minimum limit of [*] per occurrence; (ii) vehicle insurance for vehicles owned, leased, or operated by Organichem or its employees or agents in performing the Services, with a minimum combined single limit of [*] per occurrence; (iii) all risks property insurance covering the Telik Materials and the Product while in the care, custody, and control of Organichem, with coverage of at least full replacement cost; and (iv) product liability insurance, with a minimum limit of [*]. Terms of such coverage shall be evidenced by certificates of insurance to be furnished by Organichem to Telik at the inception of this Agreement and as may be reasonably requested thereafter.

16.	Indemnification.

16.1    By Telik. Telik shall indemnify and hold Organichem and AMRI and their respective directors, officers, employees and agents harmless from and against any and all Claims relating to the Product after it has been provided to Telik’s designated shipper, to the extent arising from [*]; all except to the extent that such a Claim (a) is caused by the negligence or willful misconduct of Organichem or its employees, agents, or representatives; or (b) is a Claim for which Organichem has an obligation to indemnify Telik under Section 16.2.

16.2    By Organichem. Organichem shall indemnify and hold Telik and its respective directors, officers, employees and agents harmless from and against any and all Claims arising from [*], except to the extent that such a Claim [*].

16.3    Indemnification Procedures. Any party seeking indemnity hereunder (a) shall give prompt written notice to the other party (the “Indemnifying Party”) of any Claim for which indemnification is sought; (b) shall permit the Indemnifying Party to assume full responsibility to investigate, prepare for, and defend against the Claim; (c) shall reasonably assist the Indemnifying Party, at the Indemnifying Party’s reasonable expense, in the investigation of, preparation for, and defense of such Claim; and (d) shall not compromise or settle such Claim without the Indemnifying Party’s prior written consent.

17.

Recalls, Seizures, and Adverse Events. If there is a recall or seizure or there are adverse events for any Product or Telik Product that may be related to the Services, Organichem shall provide at Telik’s expense any assistance reasonably required by Telik in connection with such recall, seizure, or adverse events. If any Product or Telik Product is recalled or seized due to a breach of the warranty in Section 18.1, Organichem shall reimburse Telik for such expenses and shall be responsible for out-of-pocket expenses

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incurred in connection with such recall or seizure including notification, transportation, destruction expenses, and replacement costs of Product and/or Telik Product.

18.	Representations and Warranties.

18.1    Organichem warrants that each lot of Product delivered to Telik will, at the time of delivery to Telik’s designated shipper: (i) be manufactured and stored in accordance with cGMPs and other applicable FDA and other rules and regulations of the United States; (ii) be manufactured in accordance with the agreed-upon manufacturing procedures described in the master batch records; and (iii) conform to the specifications in effect when the Product was released. Organichem represents and warrants to Telik that it has not and will not use in connection with the Services in any capacity any persons debarred under 21 U.S.C. 335 or convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act, as amended.

18.2    Each party represents and warrants to the other parties that (a) such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery, and performance by such party of this Agreement has been duly and validly authorized, and no additional authorization or consent is required in connection with the execution, delivery, and performance by such party of this Agreement; and (c) this Agreement has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms.

19.	Term. Unless sooner terminated pursuant to Section 20, the term of this Agreement shall be from the Effective Date and continue until the later of: (a) [*] years following the date on which the FDA approves the commercial sale of the Product in the United States for any purpose and (b) [*] following the date on which either Telik or Organichem gives notice of termination to the other parties.

20.	Termination. This Agreement is subject to early termination as follows:

20.1    By mutual written agreement of the parties, such termination to be effective as of the time specified in such written agreement; or

20.2    By any party, upon any material breach of this Agreement by another party; provided, however, that (a) the party alleging such breach must first give the other party written notice thereof, which notice must state the nature of the breach in reasonable detail, and that the party giving such notice views such alleged breach as a basis for terminating this Agreement under this Section 20.2; (b) the party receiving such notice must have failed to cure the alleged breach within sixty (60) days after receipt of such notice; and (c) the party alleging the breach shall have the option, prior to the expiration of the foregoing sixty (60) day period, to rescind its notice of termination and permit the Agreement to continue in effect, and any such rescission shall not have the effect of

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waiving or limiting the availability of any other remedy to which the party alleging the breach may be entitled; or

20.3    By any party upon the occurrence of (a) [*] or more material breaches of this Agreement within a [*] month period; or (b) a breach of such a nature that it cannot be cured in a meaningful way; such termination to be effective immediately upon written notice by the party alleging such repeated or incurable breaches (for the avoidance of doubt, written notice at the time of the prior breaches or events giving rise to this right to terminate is not required); or

20.4    By Telik, only in the event that TLK286 is not approved for commercial sale by the FDA or that such approval is revoked during the term of this Agreement. Such termination shall be effective upon written notice to Organichem and AMRI. In event of such a termination, Organichem will be paid for all Services rendered until the date of the notice of termination, and Organichem shall provide Telik with documentation of those expenses for which it seeks reimbursement that are attributable to the purchase of raw materials prior to termination, reshelving, disposal, professional services (e.g. pilot studies), and documentation hereunder. Telik will reimburse Organichem for such documented expenses. No other payments shall be due.

20.5    By Telik, in accordance with Article 21, or in the event Organichem has [*] production shortfalls of the character described in Section 1.4, followed in the [*] by a [*] production shortfall or failure to make up the production shortfalls from the [*] quarters. Any such termination shall be effective immediately upon written notice to Organichem and AMRI. For the avoidance of doubt, written notice at the time of the prior production shortfalls giving rise to this right to terminate is not required.

20.6    In the event of termination under this Article 20, any remaining Telik Materials shall be delivered to Telik at Telik’s expense, and the disposition of intermediates and any unpurchased Product that meets specifications shall be provided to Telik at the price then in effect. Any other Product shall be provided to Telik at a price that shall be negotiated in good faith by the parties.

20.7    Expiration or termination of this Agreement for any reason shall not release any party from any liability, obligation, or agreement that has already accrued. The provisions of Articles 6, 7, 9, 10, 11, 12, 13, 14, 16, 20, and 23, and Sections 2.2 and 4.2 shall survive any expiration or termination of this Agreement.

21.

Causes Beyond Control. Nonperformance by any party shall be excused to the extent and for the period of time that performance is rendered impossible by strike, fire, flood, earthquake, windstorm, unanticipated or unavoidable governmental acts or restrictions (including without limitation acts or restrictions of the FDA), or any similar cause, provided the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the party seeking excuse from performance. In addition, nonperformance by Organichem shall be excused to the extent and for the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

period of time that performance is rendered impossible by any failure by Telik to meet its obligations under this Agreement, including without limitation Telik’s failure to supply needed raw materials or reasonably to take delivery of the Product, provided the failure to perform is beyond the reasonable control of Organichem and not caused by the negligence or willful misconduct of Organichem. Notwithstanding the foregoing, if any such event affects the performance of Organichem and extends beyond [*] months, Telik may forthwith terminate this Agreement. The parties recognize that events of the character described in this section may necessitate that Telik seek, activate, or scale up an alternate source of supply of the Product, and that in so doing Telik will make contractual commitments to the alternate supplier. Therefore to the extent any excused nonperformance involves Organichem’s failure to supply Product, all minimum purchase obligations of Telik herein shall be suspended and abated throughout the period of nonperformance, and where Telik has made any of the foregoing contractual commitments, the minimum purchase obligations shall continue to be suspended and abated for the period and to the extent Telik considers reasonably necessary to enable it to comply with its contractual commitments to the alternate supplier. In reaching any such agreement with an alternate supplier, Telik will endeavor to make contractual commitments to the supplier that minimize the duration of any such suspension or abatement of the minimum purchase obligations herein. Organichem will notify Telik in writing as soon as possible of any event that is likely to affect Organichem’s performance hereunder, and will specify in the notice Organichem’s estimate of the duration of non-performance. Telik may, upon receipt of any such notice, take immediate action to seek, activate, or scale up an alternate source of supply as described above.

22.	Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person by overnight courier (with receipt confirmed), or by mail, upon receipt, addressed as follows or to such other persons and/or addresses as may be specified in a notice so given:

If to Telik:

Telik, Inc.

3165 Porter Drive

Palo Alto, CA 94304-1213

Attn: Chief Financial Officer

Copy to: Vice President, Manufacturing

Fax No. (650) 845-7800

If to Organichem:

Organichem Corporation

33 Riverside Avenue

Rensselaer, NY 12144-2900

Attn: President

Fax No. (518) 433-7719

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to AMRI:

Albany Molecular Research, Inc.

21 Corporate Circle

Albany, NY 12203-5154

Attn: Chief Financial Officer

Fax No. (518) 464-0289

23.	Miscellaneous.

23.1    Independent Contractors. The relationship of Telik, Organichem, and AMRI hereunder is that of independent contractors. No party, nor its employees, consultants or representatives, shall be considered employees, partners, or agents of any other party, and no party may make any representations or commitments on any other party’s behalf. Nothing in this Agreement shall give rise to the creation of any labor relation by or between any party and any employees of any other party.

23.2    Assignment. (a) No party may transfer or assign its rights or obligations under this Agreement, directly or indirectly, without the prior written consent of the other parties, other than to a person or other entity that acquires from such party all or substantially all of its business or assets, including by way of a merger or consolidation. A party shall notify the others promptly following any such transfer, assignment, merger or consolidation. Any purported assignment in contravention of this Section 23.2 shall, at the option of any of the nonassigning parties, be null and void and of no effect. (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. In the event of a sale or transfer of substantially all of the business or assets of Telik, or in the event of a sale or transfer of Telik’s rights in the Product in the United States, the purchaser or transferee in any such transaction shall be bound to the terms of the Agreement.

23.3    Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party at any time to enforce any of the provisions of the Agreement shall in no way be construed as a present of future waiver of such provisions or in any way affect the rights of such party to enforce each and every such provision thereafter. Where remedial rights are specified in this Agreement (such as, without limitation and by way of example, the price discount in Section 1.4 and the reimbursement in Section 17), the exercise of such rights by a party does not waive or limit the availability of other remedies to such party.

23.4    Severability. If any provisions of this Agreement are held to be void or unenforceable with regard to any particular country, then such void or unenforceable provisions shall be replaced in such country by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the parties. The

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provisions not held to be void or unenforceable shall, however, remain in full force and effect, to the extent consistent with such economic business intentions.

23.5    No Implied Rights. Except as expressly provided herein, neither party shall have any right, title or interest to or in any patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of the other party.

23.6    Dispute Resolution. In the event of any dispute arising under this Agreement that is not resolvable by the Vice President of Manufacturing of Telik and the President of Organichem, the dispute shall be submitted for resolution to the executives of the parties designated in Section 22. Such executives shall endeavor diligently and in good faith to resolve the dispute within [*]. If the dispute has not been resolved by that time, any party may pursue its remedies through arbitration.

23.7    Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration at [*] in [*] before a sole arbitrator, in accordance with the laws of the State of New York for agreements made in and to be performed in that State. The arbitration shall be administered by [*]. Judgment on the arbitration award may be entered in any court having jurisdiction.

23.8    Injunction. Notwithstanding the provisions of the foregoing Sections 23.6 and 23.7, either party may seek injunctive or other equitable relief in any court having competent jurisdiction, and any issues related to such relief may be adjudicated in the same forum. The parties submit to the jurisdiction and venue of the state and federal courts located in the [*].

23.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23.10    Governing Law. This Agreement is made in accordance with and shall be governed by and construed under the laws of the [*] excluding its choice of laws principles.

23.11    Proposals and Order Documents. The terms and conditions contained in this Agreement shall supersede any contrary terms and conditions contained in any proposal, acceptance, purchase order, or like document relating to the provision of Services by Organichem and their purchase by Telik under this Agreement.

23.12    Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements between them with respect to the same, whether written or oral, except for the MNA referred to in Article 13 as modified herein, and the [*] obligations of Telik under the [*] between

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Telik and AMRI. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

ORGANICHEM CORPORATION		TELIK, INC.

By:	/s/ Thomas D’Ambra	By:	/s/ Cynthia M. Butitta

Name:	Thomas D’Ambra	Name:	Cynthia M. Butitta

Title:	CEO	Title:	COO & CFO

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Thomas D’Ambra

Name:	Thomas D’Ambra

Title:	Chairman, President & CEO

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 1

Telik Materials

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 2

Organichem Deliverables

1.	Copy of mutually approved [*] implemented in accordance with cGMPs;

2.	Copy of mutually approved analytical and microbiological (as applicable) test methods;

3.	Copy of [*] for each lot of an intermediate or the Product reviewed and approved by Organichem Quality Assurance (including a copy of any applicable discrepancy reports), within [*] days after production of each intermediate or Product lot;

4.	Signed Certificate of cGMPs compliance for each lot of an intermediate or the Product, within [*] days after production of each lot;

5.	Copy of Signed Certificate of Analysis for each lot of an intermediate or the Product, within [*] days after production of each lot;

6.	Only upon the request of Telik, a copy of analytical/microbiological raw test data for each lot of intermediate or Product, within [*] days after production of each lot; and

7.	Product packaged in accordance with mutually approved specifications, upon receipt of written authorization from Telik.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 3

Specifications for the TLK286 Drug Substance

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 4

Pricing Schedule for Product

Organichem shall invoice Telik in accordance with the pricing schedule and the potential adjustments described in this Exhibit 4. Straight-line interpolation may be used where applicable.

“Current Scale” refers to the use of [*] starting material, and an expected baseline yield per batch of [*] of TLK286.

“Launch Scale” refers to the use of [*] starting material, and an expected baseline yield per batch of [*] of TLK286.

“Straight-through Processing” refers to the process in which intermediates are not accumulated, but processed directly in sequence to a single TLK286 lot.

“Campaign Processing” refers to the process in which intermediates are accumulated in multiple lots and processed to generate a series of TLK286 lots.

A.	Current Scale; Straight-through Processing:

[*]

B.	Current Scale; Campaign Processing:

[*]

C.	Launch Scale, Straight-through Processing:

[*]

D.	Launch Scale; Campaign Processing:

[*]

E.	[*]

[*]

F.	Other Adjustments:

If some of the early steps in the synthesis are not performed by Organichem, the prices in Sections A through D above will be reduced in accordance with the following schedule:

[*]